SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO. )

Filed by the Registrant [ ]
Filed by a Party other than the Registrant [x]
Bulldog Investors, LLC
Attn: Phillip Goldstein
250 Pehle Avenue, Suite 708
Saddle Brook, NJ 07663
Phone: 201 881-7100
Fax: 201 556-0097

Check the appropriate box:
Preliminary Proxy Statement
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-
12 [x]

Virtus Total Return Fund
(Name of Registrant as Specified in Its Charter)

Bulldog Investors, LLC
Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

No fee required [x].

Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

Fee paid previously with preliminary materials [].

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing [].

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

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(4) Date Filed:

Note: On May 17, 2016, the letter below was incorrectly filed on Form PREC14A. This Form DEFC14A filing supersedes the Form PREC14A filing on May 17, 2016.


		     URGENT NOTICE REGARDING YOUR
                 INVESTMENT IN VIRTUS TOTAL RETURN FUND

	The annual meeting of shareholders of Virtus Total Return Fund (DCA) is fast approaching. We shareholders must not let this opportunity to obtain net asset value for our shares slip away. Consider this.

	Over the past eight years, DCA's shares have almost always traded at a double-digit discount from their net asset value (NAV). At the annual meeting, we will propose to eliminate the discount entirely - which will clearly benefit all shareholders -- and to elect a trustee who supports that objective. Since we announced a few months ago that we would present this proposal, DCA's discount has narrowed significantly. Currently, it is less than 8%. However, it could easily widen if enough shareholders do not vote to close it entirely.

        THAT IS WHY IT IS CRITICAL THAT YOU RETURN THE ENCLOSED GREEN PROXY CARD IMMEDIATELY! IF YOUR SHARES ARE HELD BY A BANK OR BROKER, YOU MAY VOTE ONLINE AT WWW.PROXYVOTE.COM OR BY TELEPHONE AT 1-800-454-8683. IF YOU HAVE ALREADY RETURNED MANAGEMENT'S PROXY CARD (EVEN IF YOU VOTED FOR LIQUIDATION AND AGAINST THE BOARD'S NOMINEE), YOU MUST VOTE OUR GREEN PROXY CARD IN ORDER TO ELECT A TRUSTEE THAT WILL SUPPORT THE LIQUIDATION PROPOSAL.

IF YOU HAVE ANY QUESTIONS ABOUT HOW TO VOTE YOUR PROXY, PLEASE CALL INVESTORCOM AT 1-877-972-0090.

						Very truly yours,

						/s/ Phillip Goldstein

						Phillip Goldstein
						Principal
					        Bulldog Investors, LLC